As filed with the Securities and Exchange Commission on May 16, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	91-1069248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1015 Third Avenue, 12th Floor
Seattle, Washington 98104
(Address of Principal Executive Offices) (Zip Code)
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
2014 STOCK OPTION PLAN
2002 EMPLOYEE STOCK PURCHASE PLAN
2014 DIRECTORS' RESTRICTED STOCK PLAN
(Full title of the plan)
Amy J. Scheer, Senior Vice President-General Counsel and Secretary
Expeditors International of Washington, Inc.
1015 Third Avenue, 12th Floor
Seattle, Washington 98104
(Name and address of agent for service)
(206) 674-3400
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares reserved for issuance pursuant to the 2014 Stock Option Plan	2,750,000	$45.15(2)	$124,162,500	$15,992.13
Common Shares reserved for issuance pursuant to the 2002 Employee Stock Purchase Plan	3,000,000	$45.15(2)	$135,450,000	$17,445.96
Common Shares reserved for issuance pursuant to the 2014 Directors' Restricted Stock Plan	250,000	$45.15(2)	$11,287,500	$1,453.83
Total	6,000,000	$45.15(2)	$270,900,000	$34,891.92

(1)	Common Shares, $0.01 par value, offered by the Registrant pursuant to the Plans described herein.

(2)
The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s Common Shares as reported by the NASDAQ Global Select Market on May 15, 2014, which was $45.15 per share.

INTRODUCTORY STATEMENT
This registration statement on Form S-8 registers 6,000,000 shares of common stock (“Common Shares”) of Expeditors International of Washington, Inc. (the “Registrant”) reserved for issuance pursuant to the Registrant’s 2014 Stock Option Plan (2,750,000 shares); 2002 Employee Stock Purchase Plan (3,000,000 shares); and the 2014 Directors' Restricted Stock Plan (250,000 shares).
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act of 1933”), this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
* This information is not required to be included in, and is not incorporated by reference in, this registration statement.
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have been filed with the United States Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a)
The Registrant’s annual report on Form 10-K for the year ended December 31, 2013, filed with the Commission on February 27, 2014 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act of 1934”).

(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since the end of the fiscal year covered by the Registrant’s annual report incorporated by reference herein pursuant to (a) above.

(c)
The description of the Registrant’s common shares contained in the Registrant’s registration statement on Form 8-A filed with the Commission on April 28, 1985 under Section 12(g) of the Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement in any incorporated document contradicting the previous sentence will not be deemed to constitute a part of this registration statement.
Item 4. Description of Securities.
Not Applicable.
Item 5. Interests of Named Experts and Counsel.
Amy J. Scheer, Senior Vice President-General Counsel and Secretary of the Registrant, has rendered her opinion regarding the legality of the Common Shares. Ms. Scheer owns Common Shares, and she is eligible to participate in the 2014 Stock Option Plan and the 2002 Employee Stock Option Plan.

Item 6. Indemnification of Directors and Officers.
Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act (the “Washington Act”) authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer, as applicable. Section 23B.08.320 of the Washington Act provides that a corporation's articles of incorporation may contain provisions not inconsistent with law that eliminate or limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct or a knowing violation of law, unlawful distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.
Article XII of the Registrant's Restated Articles of Incorporation, as amended, and Article IX of the Registrant's Amended and Restated Bylaws provide for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Registrant for such purpose.
The Registrant has entered into contracts with its directors and officers memorializing the indemnification provisions referenced above.
Item 7. Exemption from Registration Claimed.
Not Applicable.
Item 8. Exhibits.

Exhibit Number	Exhibit

4.1
Expeditors International of Washington, Inc. 2014 Stock Option Plan (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on March 21, 2014)

4.2
Form of Expeditors International of Washington, Inc. 2014 Stock Option Plan Stock Option Agreement (incorporated by reference to Appendix B to the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on March 21, 2014)

4.3
Expeditors International of Washington, Inc. 2002 Employee Stock Purchase Plan, as amended (incorporated by reference to Appendix C to the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on March 21, 2014)

4.4
Expeditors International of Washington, Inc. 2014 Directors' Restricted Stock Plan (incorporated by reference to Appendix D to the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on March 21, 2014)

4.5
Form of Expeditors International of Washington, Inc. 2014 Directors' Restricted Stock Plan Agreement (incorporated by reference to Appendix E to the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on March 21, 2014)

5.1	Opinion of Amy J. Scheer, Senior Vice President-General Counsel and Secretary

23.1	Consent of KPMG LLP, Independent Registered Public Accountants

23.2	Consent of Amy J. Scheer, Senior Vice President-General Counsel and Secretary (contained in her opinion filed as Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (see signature page II-6 of this registration statement)

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 16, 2014.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

 /s/ Jeffrey S. Musser
Name: Jeffrey S. Musser
Title: President, Chief Executive Officer, and Director

SIGNATURES OF OFFICERS AND DIRECTORS
AND POWER OF ATTORNEY
Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Jeffrey S. Musser, R. Jordan Gates, Bradley S. Powell and Amy J. Scheer, or any of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any one or more of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffrey S. Musser	President, Chief Executive Officer, and Director	May 13, 2014
Jeffrey S. Musser	(Principal Executive Officer)

/s/ Bradley S. Powell	Senior Vice President and Chief Financial Officer	May 13, 2014
Bradley S. Powell	(Principal Financial and Accounting Officer)

/s/ Robert R. Wright	Chairman of the Board	May 14, 2014
Robert R. Wright

/s/ Mark A. Emmert	Director	May 14, 2014
Mark A. Emmert

/s/ R. Jordan Gates	Director	May 13, 2014
R. Jordan Gates

/s/ Dan P. Kourkoumelis	Director	May 14, 2014
Dan P. Kourkoumelis

/s/ Michael J. Malone	Director	May 14, 2014
Michael J. Malone

/s/ John W. Meisenbach	Director	May 14, 2014
John W. Meisenbach

/s/ Liane J. Pelletier	Director	May 13, 2014
Liane J. Pelletier

/s/ James L.K. Wang	Director	May 15, 2014
James L.K. Wang

/s/ Tay Yoshitani	Director	May 14, 2014
Tay Yoshitani

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1
Expeditors International of Washington, Inc. 2014 Stock Option Plan (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on March 21, 2014)

4.2
Form of Expeditors International of Washington, Inc. 2014 Stock Option Plan Stock Option Agreement (incorporated by reference to Appendix B to the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on March 21, 2014)

4.3
Expeditors International of Washington, Inc. 2002 Employee Stock Purchase Plan, as amended (incorporated by reference to Appendix C to the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on March 21, 2014)

4.4
Expeditors International of Washington, Inc. 2014 Directors' Restricted Stock Plan (incorporated by reference to Appendix D to the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on March 21, 2014)

4.5
Form of Expeditors International of Washington, Inc. 2014 Directors' Restricted Stock Plan Agreement (incorporated by reference to Appendix E to the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on March 21, 2014)

5.1	Opinion of Amy J. Scheer, Senior Vice President-General Counsel and Secretary

23.1	Consent of KPMG LLP, Independent Registered Public Accountants

23.2	Consent of Amy J. Scheer, Senior Vice President-General Counsel and Secretary (contained in her opinion filed as Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (see signature page II-6 of this registration statement)